Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2004, except for Note 16 as to which the date is February 18, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in iVillage Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 14, 2004